[GRAPHIC OMITTED] Electronic Sensor Technology    1077 Business Center Circle
                                                  Newbury Park, California 91320
                                                  Tel. (805) 480-1994
                                                  FAX (805) 480-1984

May 29, 2009

Montgomery 2006-1 Partnership
c/o Montgomery & Co., LLC
100 Wilshire Boulevard, Suite 400
Santa Monica, California 90401
Attention: Kevin Higgins

Re: Termination of Warrant Issued by Electronic Sensor Technology, Inc. (the
    "Company")

Dear Mr. Higgins:

     We refer to the Warrant dated as of December 7, 2005 issued by the Company to Montgomery 2006-1 Partnership ("Montgomery") entitling Montgomery to purchase from the Company up to 485,213 shares of common stock of the Company (the "Montgomery Warrant").

     Each of the Company and Montgomery hereby agrees that effective as of the date hereof, the Montgomery Warrant is hereby terminated and of no further force and effect and neither of the parties hereto shall have any further rights, benefits or obligations thereunder. In consideration for the termination of the Montgomery Warrant, the Company hereby agrees to pay to Montgomery a total amount of $2,500.

     Kindly indicate your agreement to the foregoing by executing this letter in the space provided below.

                                              Sincerely,

                                              ELECTRONIC SENSOR TECHNOLOGY, INC.


                                              By:  /s/ Philip Yee
                                                  ------------------------------
                                              Name:  Philip Yee
                                              Title: Chief Financial Officer

Acknowledged, accepted and agreed:

MONTGOMERY 2006-1 PARTNERSHIP


By: /s/ James W. Montgomery
   -------------------------------
Name:  James W. Montgomery
Title: CEO